Exhibit 16.1

April 28, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 000-27831

Dear Sirs/Madams:

We have read Item 4.01 of Milwaukee Iron Arena Football, Inc.’s Form 8-K dated April 28, 2011 and we agree with the statements made concerning our firm.

Yours truly,

/s/ Friedman LLP